UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

The board of directors of OccuLogix, Inc. (the “Company”) approved the grant to Elias Vamvakas, the Company’s Chairman and Chief Executive Officer, of 300,000 options under the Company’s 2002 Stock Option Plan (the “CEO’s Options”). In exchange for the CEO’s Options, Mr. Vamvakas will forego cash payment of (i) his base salary of Cdn.$475,000 per annum, pro rated for the period from July 1, 2006 to December 31, 2006 inclusive, and (ii) Cdn.$308,750 representing the maximum amount that would have been payable to him as bonus compensation for the year ending December 31, 2006. The number of the CEO’s Options was determined using the Black-Scholes valuation method, based on an attributed value of U.S.$2.05 per share of the Company’s common stock underlying the CEO’s Options. U.S.$2.05 was the exercise price to which the exercise price of all of the outstanding stock options of the Company that were out-of-the-money on June 23, 2006 was adjusted, following receipt of approval for such adjustment from the Company’s stockholders at the Company’s annual meeting held on June 23, 2006. The CEO’s Options are exercisable immediately and will remain exercisable until the tenth anniversary of the date of their grant, notwithstanding any earlier disability or death of Mr. Vamvakas or any earlier termination of his service to the Company. The exercise price of each CEO Option is set at the greater of (i) the per share closing price of the Company’s common stock on the NASDAQ National Market on the effective date of grant, being August 3, 2006, and (ii) the per share weighted average trading price of the Company’s common stock on the NASDAQ National Market during the five-trading day period immediately preceding the effective date of grant (the “Fair Market Value”).

The board of directors of the Company also approved the grant to each of the directors of the Company, other than Mr. Vamvakas, of the number of options under the Company’s 2002 Stock Option Plan set opposite his or her name below (the “Directors’ Options”). In exchange for his or her Directors’ Options, each of the directors of the Company will forego the cash remuneration which he or she would have been entitled to receive from the Company during the second, third and fourth quarters of 2006 in respect of (i) his or her annual director’s fee of U.S.$15,000, (ii) in the case of those directors who chair a committee of the board of directors of the Company, his or her fee of U.S.$5,000 per annum for chairing such committee and (iii) his or her fee of U.S.$2,500 per fiscal quarter for attending the quarterly in-person meetings of the board of directors of the Company. The numbers of the Directors’ Options were determined to be 8% higher in value than the cash remuneration to which the directors of the Company would have been entitled during the second, third and fourth quarters of 2006 and were determined using the Black-Scholes valuation method, based on an attributed value of U.S.$2.05 per share of the Company’s common stock underlying the Directors’ Options. The Directors’ Options are exercisable immediately and will remain exercisable until the tenth anniversary of the date of their grant, notwithstanding any earlier disability or death of the holder thereof or any earlier termination of his or her service to the Company. The exercise price of each Directors’ Option is set at the Fair Market Value.

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Name of Director	Number of Options Granted
Thomas N. Davidson	15,000
Adrienne L. Graves	12,500
Jay T. Holmes	15,000
Richard L. Lindstrom	12,500
Georges Noël	15,000
Gilbert S. Omenn	12,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: August 3, 2006	By:	/s/William G. Dumencu
William G. Dumencu Chief Financial Officer